Exhibit 10.57

MID-PENINSULA BANK

April 25, 2002

David E. Pertl, Senior Vice President & CFO

Fresh Choice, Inc.

485 Cochrane Circle

Morgan Hill, Ca  95037

Re: Revolving Loan Agreement (and Related Documents) dated October 5, 2001 and Promissory Note (supporting Letter of Credit SBLC 10813) dated March 11, 2002 each between Fresh Choice, Inc. and Mid-Peninsula Bank.

Dear Mr. Pertl,

I am writing to acknowledge receipt and Mid-Peninsula Bank’s acceptance of the Promissory Note referenced above along with the related Corporate Resolution to Borrow.

As we have discussed, this Promissory Note will support SBLC 10813 (each in the amount of $955,600) as a commitment by Mid-Peninsula Bank separate from Fresh Choice’s revolving line that is further described in the Revolving Loan Agreement.

Currently the revolving line provides for drawing by Fresh Choice, Inc. of up to $2,000,000.  At present no amount is outstanding; and accordingly the full $2,000,000 is now available to Fresh Choice, Inc., as of this date, subject to the terms of the above referenced Promissory Note.

Very truly yours,

// Jonas H Stafford

Jonas H. Stafford
Senior Vice President